Exhibit 21.1

ENBRIDGE ENERGY PARTNERS, L.P.

Subsidiaries of the Registrant

Company Name	State of Incorporation/ Formation/Organization
Bakken Pipeline Company LLC	Delaware
Bakken Pipeline Company LP	Delaware
ELTM, L.P.	Delaware
Enbridge Energy, Limited Partnership	Delaware
Enbridge Energy Marketing, L.L.C.	Delaware
Enbridge G & P (East Texas) L.P.	Texas
Enbridge G & P (North Texas) L.P.	Texas
Enbridge G & P (Oklahoma) L.P.	Texas
Enbridge Gathering (North Texas) L.P.	Texas
Enbridge Holdings (Mississippi) L.L.C.	Delaware
Enbridge Holdings (Texas Systems) L.L.C.	Delaware
Enbridge Liquids Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (U.S.) L.L.C.	Delaware
Enbridge Marketing (U.S.) L.P.	Texas
Enbridge Operating Services, L.L.C.	Delaware
Enbridge Partners Risk Management, L.P.	Delaware
Enbridge Pipelines (East Texas) L.P.	Texas
Enbridge Pipelines (Lakehead) L.L.C.	Delaware
Enbridge Pipelines (North Texas) L.P.	Texas
Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware
Enbridge Pipelines (Ozark) L.L.C.	Delaware
Enbridge Pipelines (Texas Gathering) L.P.	Delaware
Enbridge Pipelines (Texas Intrastate) L.P.	Texas
Enbridge Pipelines (Texas Liquids) L.P.	Texas
Enbridge Pipelines (Wisconsin) Inc.	Wisconsin
Enbridge Rail (North Dakota) L.P.	Delaware
Enbridge Storage (Cushing) L.L.C.	Delaware
Enbridge Storage (North Dakota) L.L.C.	Delaware
H&W Pipeline, L.L.C.	Alabama
Midcoast Energy Partners, L.P.	Delaware
Midcoast Holdings, L.L.C.	Delaware
Midcoast OLP GP, L.L.C.	Delaware
Midcoast Operating, L.P.	Texas
North Dakota Pipeline Company LLC	Delaware
Tri-State Holdings, LLC	Michigan